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                                                                 Exhibit (i)


PHONE:        (212) 885-5239
FAX:          (917) 332-3817
EMAIL:        twestle@blankrome.com
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                                                              November 10, 2006




U.S. Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549
Attn: Filing Desk

         Re:      Giant 5 Funds
                  SEC File Nos. 333-129930/811-21836
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Ladies and Gentlemen:

     On behalf of Giant 5 Funds (the "Trust"), attached herewith for filing pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended (the "1933 Act"), please find Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A ("PEA No. 1"). PEA No. 1 applies only to certain non-material revisions to the Prospectus and Statement of Additional Information for the Giant 5 Total Investment System and the Giant 5 Total Index System, each a series of shares offered by the Trust.

     We have reviewed PEA No. 1 filed under Rule 485(b) and, to our knowledge, such filing does not contain any disclosure that would render it ineligible to become effective under paragraph (b) of Rule 485.

     Questions concerning PEA No. 5 may be directed to Mr. Thomas R. Westle at
(212) 885-5239 or Mary Stokes at (215) 569-5530.

                                                 Best regards,

                                                 /s/  Thomas R. Westle

                                                 Thomas R. Westle


Enclosures